================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Chart House Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [LOGO OF CHART HOUSE RESTAURANTS]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 1998


To the Stockholders of
 Chart House Enterprises, Inc.:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), will be held at One North Franklin Street, 3rd Floor, Chicago, Illinois 60606, on Wednesday, May 6, 1998 at 1:00 p.m. local time for the following purposes:

    (1) To amend the Company's Certificate of Incorporation to eliminate classes of directors relating to term of office (the "Amendment");

    (2) To elect directors;

    (3) To approve the Stock Option Grant to Non-employee Director F. Philip Handy;

    (4) To approve the Stock Option Grant to Company's President, Thomas J. Walters;

    (5) To approve Employee Stock Purchase Plan; and

    (6) To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on March 12, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company at 115 South Acacia Avenue, Solana Beach, California, or at the place where the meeting is to be held, during the ten days prior to the meeting.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy. WE HOPE THAT YOU WILL TAKE THIS OPPORTUNITY TO TAKE AN ACTIVE PART IN THE AFFAIRS OF THE COMPANY BY VOTING ON THE BUSINESS TO COME BEFORE THE MEETING, EITHER BY EXECUTING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PAID, RETURN ENVELOPE PROVIDED OR BY CASTING YOUR VOTE IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors


                                          Susan Obuchowski
                                          Secretary

Solana Beach, California
April 3, 1998

                         CHART HOUSE ENTERPRISES, INC.
                            115 SOUTH ACACIA AVENUE
                            SOLANA BEACH, CA 92075

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1998

GENERAL INFORMATION ON THE MEETING

  This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (including any adjournments or postponements thereof) to be held at One Franklin Street, 3rd Floor, Chicago, Illinois, 60606, on Wednesday, May 6, 1998, at 1:00 p.m., local time.

  The entire cost of soliciting Proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such service is $5,500 plus out-of-pocket expenses. In addition to use of the mails, Proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile transmission or personal interview. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock. This Proxy Statement, the accompanying form of Proxy and the other enclosed documents are first being mailed to stockholders of the Company on or about April 3, 1998.

RECORD DATE AND VOTING

  Only stockholders of record at the close of business on March 12, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on the Record Date, 11,728,589 shares of the Company's Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting. A list of stockholders will be available for examination by stockholders at the Annual Meeting.

  The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the directors.

  For each of the Proposals, all outstanding shares of the Company's Common Stock will vote together as a single class. Assuming a quorum is present, Proposal No. 1 requires the approval at the Annual Meeting of the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of the Company's Common Stock. The election of directors (Proposal No. 2) will be determined by a plurality of the votes cast. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives the requisite affirmative votes. Proposal No. 3 (Non-employee Director Stock Option Grant), Proposal No. 4 (Stock Option Grant to President) and Proposal No. 5 (Employee Stock Purchase Plan) will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of February 13, 1998 (unless otherwise indicated in a footnote), information concerning the beneficial ownership of voting securities of the Company by the persons who are known by the Company to own beneficially more than 5% of the outstanding shares of the Company's voting stock.

                                                       AMOUNT AND NATURE
                            NAME AND ADDRESS             OF BENEFICIAL   PERCENT
 TITLE OF CLASS           OF BENEFICIAL OWNER            OWNERSHIP(1)    OF CLASS
 --------------           -------------------          ----------------- --------
 Common Stock...  Samstock, L.L.C.                         1,860,000(2)    29.0%
                  Samstock/ZFT, L.L.C.                       705,808(2)
                  Chart House Investors, L.L.C.              428,591(2)
                  F. Philip Handy, as Trustee of
                   Blaine Trust                              103,539(2)
                  Robert Saltsman                              4,137(2)
                  Thomas Gaffney and Donna
                   Gaffney, as tenants by the entirety        20,708(2)
                  Richard Rivera                              75,000(2)
                  MelChart, LLC                              202,217(2)
                  (see footnote 2 below for addresses)

 Common Stock...  Metropolitan Life Insurance Co.          1,477,575(3)    12.6%
                  One Madison Avenue
                  New York, New York 10010-3690

 Common Stock...  The TCW Group, Inc.                        627,500(4)     5.4%
                  865 South Figueroa Street
                  Los Angeles, California 90017

--------
(1) Unless otherwise indicated in a footnote, each person listed as a beneficial owner has sole voting and investment power.

(2) Based upon information set forth in Amendments No. 4 and No. 5 to the
    Schedule 13D by Chart House Investors, L.L.C., and pursuant to the Stockholder's Agreement dated October 1, 1997 among the referenced entities. According to such Stockholder's Agreement each entity/Stockholder appointed Samstock, L.L.C., its true and lawful attorney and proxy during the period of said Agreement, to appear for, represent, and vote the shares held by each Stockholder, subject to the voting restrictions contained in said Agreement. The addresses for these entities are as follows: Samstock, L.L.C., Samstock/ZFT, L.L.C. and Chart House Investors, L.L.C., c/o Equity Group Investments, Inc., Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606; F. Philip Handy, as Trustee of Blaine Trust, Robert Saltsman and Thomas Gaffney and

    Donna Gaffney, as tenants by the entirety, 222 West Comstock, Winter Park, Florida 32789; Richard Rivera, 1290 N. Palm Avenue, Suite 101, Sarasota, Florida 34236; and Melchart, L.L.C., 5419 N. Sheridan Road, Chicago, Illinois 60640.

(3) According to information filed with the Company as of February 2, 1998, Metropolitan Life Insurance Company, has sole voting power for these shares.

(4) Based upon information set forth in a Schedule 13G statement as of February 12, 1998, Robert Day, an individual, may be deemed to control The TCW Group, Inc.

                                   PROPOSALS

         PROPOSAL NO. 1--AMEND ARTICLE SIXTH OF THE COMPANY'S CHARTER

  Subject to approval of the stockholders, the Company's Board of Directors, at a meeting held on February 3, 1998, has adopted the amendment to the Restated Certificate of Incorporation (the "Certificate") which will eliminate the division of Directors into three classes (the "Staggered Board") and replace it with a single class of Directors who are elected annually.

  Article SIXTH of the Certificate currently provides as follows:

    SIXTH:

    A. The number of directors shall initially be nine and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class (consisting initially of three directors) to expire at the 1988 annual meeting of stockholders, the term of office of the second class (consisting initially of three directors) to expire at the 1989 annual meeting of stockholders and the term of office of the third class (consisting initially of three directors) to expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

    B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  The adoption by the Company, and many other publicly-held corporations, of a Staggered Board reflected widespread concern at the time over the use of abusive techniques by corporate "raiders" and others who were engaged in hostile and non-negotiated attempts to acquire corporations to the disadvantage of stockholders. Proponents of a staggered board believe that a staggered board helps maintain a greater continuity of experience and stability because the majority of directors at any given time will have experience with the business affairs of the Company and that in the event of a hostile takeover attempt, a staggered board may encourage a person seeking control of the company to initiate arm's-length discussions with management and the Board, who are in a position to negotiate a more favorable transaction for stockholders.

  Some investors have come to view staggered boards as having the effect of insulating directors from a corporation's stockholders, and a number of major corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually, regardless of the merits of a staggered board in deterring coercive takeover attempts. The Company's Board of Directors agrees with this conclusion.

  The Board believes that all directors should be equally accountable at all times for the Company's performance and that the Company should no longer retain the Staggered Board because of the negative perception among many potential investors and investor groups concerning staggered boards in general. The Company's Board believes that all of the Company's directors should be elected annually in order to best serve the interests of the Company and its stockholders.

  If the proposed amendment is approved, Article SIXTH of the Company's Certificate would be amended and restated as follows:

    SIXTH:

    A. The number of directors shall initially be seven and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

    B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.

  There are currently seven authorized and six acting directors on the Company's board. In conjunction with its approval of the above amendment to Article SIXTH of the Certificate, the Company's Board of Directors, on February 3, 1998, and subject also to the approval of this Proposal 1, amended
Article II, Section 1 of the Company's By-Laws (which also provides for the Staggered Board), to similarly provide for the annual election of all directors.

  If this amendment to Article SIXTH of the Certificate is not approved by the requisite vote of stockholders, the Company will continue with the Staggered Board. If this amendment is approved, the Company will file a certificate with the Secretary of State of the State of Delaware during the Annual Meeting reflecting the changes resulting from the amendment, such changes to become effective on the filing thereof. If Proposal 1 is approved, the terms of the directors currently serving in Class I whose terms would otherwise expire at the 2000 Annual Meeting of Stockholders and the terms of directors serving in Class III whose terms would otherwise expire at the 1999 Annual Meeting of Stockholders, will have their terms as directors expire at the 1998 Annual Meeting of Stockholders. Accordingly, if Proposal 1 is approved, commencing with the 1998 Annual Meeting of Stockholders, the entire Board of Directors of the Company will be elected annually.

  Under the terms of the Certificate, approval of this amendment to the Certificate requires an affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Stock. An abstention or broker nonvote will have the same effect as a vote against Proposal 1.

  YOUR BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL 1.

                     PROPOSAL NO. 2--ELECTION OF DIRECTORS

  There are currently seven authorized and six acting directors on the Company's Board. The Board is divided into three classes of directors serving staggered three-year terms. Proposal 2 is to elect the directors of the Company, in Class II or as a whole, depending upon the outcome of the stockholders' vote on Proposal 1. If Proposal 1 is approved, the Nominating Committee of the Board of Directors has nominated Ms. Allen, Ms. Bynoe, Mr. Diefenderfer, Mr. Handy, Mr. Ottman, Mr. Walters and Mr. Zell to hold office for a term of one year, expiring at the next succeeding Annual Meeting. In the event that Proposal 1 is not approved, the Nominating Committee of the Board of Directors has nominated Mr. Diefenderfer and Mr. Walters to hold office for a term of three years, expiring at the third succeeding Annual Meeting. Messrs. Nagle and Mayer have elected not to stand for reelection at the Annual Meeting.

  Each of the nominees has agreed to serve if elected. The proxy holders will vote the proxies received by them for all seven nominees, if Proposal 1 is approved, or the two Class II nominees, if Proposal 1 is not approved, or, in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors. Set forth opposite the name of each nominee and each director is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his or her duties as a director of the Company.


           NAME                         PRINCIPAL OCCUPATION                AGE
           ----                         --------------------                ---
 Barbara R. Allen......... Barbara R. Allen has been a food service          45
                            industry executive for over 20 years. She
                            served as Executive Vice President of
                            International Quaker Food Products from 1995
                            to March 1998, and has held other positions
                            within Quaker including Vice President of
                            Corporate Planning (1992-1995); President of
                            the Frozen Foods Division (1990-1992); Vice
                            President of Marketing in U.S. Foods (1987-
                            1990) and Director of Marketing (1985-1987).
                            She also held positions of Brand Assistant,
                            Brand Manager and Group Marketing Manager
                            within the Quaker U.S. Foods Marketing
                            Division. Ms. Allen serves on the Boards of
                            Directors of Maytag Corporation, Coty, Inc.,
                            and the University of Illinois--International
                            Exchange Program.

 Linda Walker Bynoe....... Linda Walker Bynoe is President and Chief         45
                            Executive Officer of Telemat Ltd., a private
                            investment and financial services firm. Ms.
                            Bynoe has been a principal with Telemat Ltd.
                            since June 1989. She was employed by the
                            investment banking firm of Morgan Stanley &
                            Company starting in July 1978, and held the
                            position of Vice President from December 1984
                            to May 1985. From June 1975 to September
                            1976, Ms. Bynoe was an associate with Arthur
                            Andersen & Co. Ms. Bynoe serves on the Board
                            of Directors of American Odyssey Funds, Inc.
                            and Walden Residential Properties, Inc. She
                            also is a trustee of The Museum of
                            Contemporary Art in Chicago and a director of
                            The Executives Club of Chicago.

 William M. Diefenderfer
  III..................... William M. Diefenderfer III is a partner in       51
                            the law firm of Diefenderfer, Hoover, Pross &
                            Woods. From May 1991 to May 1997 he was also
                            a partner in the Washington law firm of
                            Wunder, Diefenderfer, Cannon & Thelen. Mr.
                            Diefenderfer was Deputy Director of the
                            Office of Management and Budget from February
                            1989 to May 1991. He also has held Legal
                            Counsel positions in the United States Senate
                            and the House of Representatives. Mr.
                            Diefenderfer has served as a director of the
                            Company since 1991.

           NAME                         PRINCIPAL OCCUPATION                AGE
           ----                         --------------------                ---
 F. Philip Handy.......... F. Philip Handy is the Acting Chief Executive     53
                            Officer of the Company. He is a managing
                            director of Equity Group Investments, Inc.
                            Prior to joining Equity Group, Mr. Handy was
                            Chairman and President of Winter Park Capital
                            Company, a private investment firm he founded
                            in 1980. Mr. Handy has been a director of the
                            Company since 1997. He also serves on the
                            board of directors of Anixter International
                            Inc., Banca Quadrum, S.A., Q-Tel, S.A. de
                            C.V., and Jacor Communications, Inc.

 Stephen Ottmann.......... Stephen Ottmann is President and Chief            43
                            Operating Officer of Lettuce Entertain You
                            Enterprises, Inc. ("Lettuce Entertain You").
                            From January 1996 to February 1998, Mr.
                            Ottman was Executive Vice President and Chief
                            Operating Officer of Lettuce Entertain You.
                            He also held the positions of Partner and
                            Divisional Vice President at Lettuce
                            Entertain You from March 1984 to January
                            1996. He currently serves on the Board of
                            Directors of Lettuce Entertain You.

 Thomas J. Walters........ Thomas J. Walters joined the Company as           39
                            President and Chief Operating Officer on
                            February 23, 1998. From March 1995 until
                            February 1998, Mr. Walters was President of
                            Morton's of Chicago restaurants nationwide.
                            He also held the positions at Morton's of
                            Vice President of Operations and Regional
                            Manager from March 1993 to March 1995. Prior
                            to Mr. Walters association with Morton's, he
                            was Director of Food and Beverage with the
                            Ritz-Carlton Hotel Corporation for six years.
                            He also has held positions as Director of
                            Food and Beverage for the La Costa Resort &
                            Spa, and Director of Catering and Banquet for
                            the Hyatt Hotels Corporation. Mr. Walters
                            serves on the Board of Directors of Make-a-
                            Wish Foundation and the Advisory Board of the
                            Illinois Restaurant Association.

 Samuel Zell.............. Samuel Zell is Chairman of the Board of Equity    56
                            Group Investments, Inc., an entrepreneurial
                            real estate and corporate investment firm
                            that he founded in 1968. Mr. Zell has been a
                            director of the Company since 1997. Mr. Zell
                            serves as Chairman of Anixter International
                            Inc., American Classic Voyages Co., Jacor
                            Communications, Inc., and Manufactured Home
                            Communities, Inc. Mr. Zell also serves as
                            Chairman of the Board of Trustees of Equity
                            Residential Properties Trust, Equity Office
                            Properties Trust and Capital Trust. Mr. Zell
                            is a director of Fred Meyer, Inc. and Tele
                            Tech Holdings, Inc. He is a non-executive
                            director of RAMCO Energy plc.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held ten meetings and took actions by unanimous written consent eleven times during 1997. Each director attended at least 75% of the total number of meetings of the Board of Directors and of Board committees of which he was a member.

  The Board of Directors has established four standing committees, the Audit Committee, the Compensation Committee, the Performance Compensation Committee and the Nominating Committee.

  Audit Committee. The Audit Committee, which held one meeting in 1997, has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Committee's functions include: (i) to make recommendations concerning the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors; (iii) to review the results of those audits; and (iv) to meet periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters. The Audit Committee consists of Messrs. Diefenderfer and Nagle.

  Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board on the compensation and benefits payable to the officers and key employees of the Company and is responsible for administering the Company's stock option and incentive compensation plans. The Compensation Committee held two meetings in 1997, and took actions by unanimous written consent three times. The Compensation Committee consists of Messrs. Diefenderfer, Handy and Nagle.

  Performance Compensation Committee. Effective February 23, 1998, the Company established the Performance Compensation Committee. The Performance Compensation Committee sets Company policy and authorizes actions to be taken with respect to any performance compensation matters as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to granting stock options and administering the Company's stock option plans with respect to executive officers, and is comprised solely of "outside" directors independent of management within the meaning of Section 162(m) of the Code. The Performance Compensation Committee consists of Messrs. Nagle and Diefenderfer. There were no meetings held in 1997 since this Committee was established in 1998.

  Nominating Committee. The Nominating Committee, which held one meeting in 1997, is responsible for (i) recommending nominees for election as directors and for appointment as directors to fill vacancies; (ii) considering any nominations for election as director submitted by stockholders; and (iii) making recommendations concerning the organization and size of the Company's Board of Directors and committees of the Board. The Nominating Committee consists of Messrs. Handy, Mayer, Nagle and Zell. Stockholders who want to submit recommendations of nominees for election as directors should submit the recommendations to the Company at its executive offices stating in detail the qualifications of the proposed candidates.

COMPENSATION OF DIRECTORS

  The Company pays its outside directors a $2,000 fee plus expenses for each meeting of the Board of Directors they attend and for each meeting of any committee of the Board of Directors they attend. Directors may elect to receive stock in lieu of cash compensation pursuant to the 1996 Nonemployee Director Stock Compensation Plan which was approved by stockholders at the 1996 Annual Meeting. If more than one Board or committee meeting is held on the same or successive days, only one payment is made. A $1,000 fee is paid in the case of meetings held by conference telephone. No fee is paid in the case of actions taken by unanimous written consent of the directors. In addition, directors are granted 2,500 stock options annually on the date of the Company's Annual Meeting. The first grant was effective as of the date of the holding of the 1997 Annual Meeting. Such stock options are vested over a two year period.

                PROPOSAL NO. 3--APPROVAL OF STOCK OPTION GRANT
                   TO NON-EMPLOYEE DIRECTOR, F. PHILIP HANDY

  On May 19, 1997 and subject to approval by the stockholders of the Company, the Board of Directors of the Company granted a non-qualified option (the "Handy Option") to purchase 100,000 shares of Common Stock to Mr. Handy in order to reward Mr. Handy for his service to the Company and, in consideration of his efforts on behalf of the Company, particularly in recruiting and retaining qualified CEO candidates. The terms of the Handy Option provide, among other things, for the grant to Mr. Handy of an option to purchase 100,000 shares of Common Stock at an exercise price of $6.75 per share, which was the fair market value of a share of Common Stock on the date of grant. If the Handy Option Agreement is not approved by the stockholders on or before December 31, 1998, the Handy Option shall be cancelled and become null and void. The Handy Option is a non- qualified option inasmuch as it does not qualify as a "incentive stock option" within the meaning of Section 422 of the Code.

  The full text of the Handy Option Agreement is set forth in Annex I to this Proxy Statement. The following summary of the principal features of the agreement underlying the Handy Option (the "Handy Option Agreement") is subject to, and qualified in its entirety by, Annex I.

DESCRIPTION OF HANDY OPTION

  The Handy Option shall become exercisable as to the entire number of shares of Common Stock subject thereto upon the later of (i) six months after the date of grant, or (ii) Stockholder Approval. The Handy Option will remain exercisable until the earlier of (i) the tenth anniversary of the Grant Date, on which date the unexercised portion of the option will expire, or (ii) three months after the effective date of termination of Handy's board service, except in the case of Mr. Handy's death or permanent and total disability, in which event, the option shall terminate as to any unvested portion thereof one year from the date of death or the date of permanent and total disability.

  The Handy Option is exercisable in whole or in part by written notice to the Company specifying the number of shares being purchased, accompanied by payment of the purchase price for the shares in cash or by certified or cashier's check paid to the order of the Company, or, in whole or in part, by the surrender to the Company of shares of previously acquired Common Stock which shall be valued at fair market value on the date that the Handy Option is exercised. The Company shall be entitled to require payment in cash from Mr. Handy of any sums required by federal, state or local tax laws to be withheld with respect to the exercise of the Handy Option. The compensation attributable to the Handy Option may be subject to limitation on deductible compensation contained in Section 162(m) of the Code. Please see the discussion set forth under the caption "Certain Tax Matters" set forth below.

CHANGE IN CONTROL

  In the event of a "change in control" prior to the date the Handy Option becomes exercisable, the Board of Directors may provide for the acceleration of the right to exercise the Handy Option prior to the anticipated effective date of any such Change in Control transaction. For purposes of the Handy Option Agreement, the term "Change in Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or entities becomes more than 50% of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise,
(ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or any combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (B) any company which, immediately prior to such acquisition, is owned, directly or indirectly, by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Further, notwithstanding anything to the contrary set forth in the "Change in Control" definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company is approved by the affirmative vote of not less than two-thirds of the members of the Board, who are members of the Board immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of the Handy Option.

ADJUSTMENTS

  In the event that each of the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for cash or a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, then for each share of Common Stock of the Company subject to the Handy Option, there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed or exchanged to the end that the proportionate interest of the holder of the Handy Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in the outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the exercise price per Share.

NON-ASSIGNABILITY

  The Handy Option may be transferred only by will or by the laws of descent and distribution. During Mr. Handy's lifetime, the Handy Option is exercisable only by Mr. Handy.

CERTAIN TAX MATTERS

  The following discussion is a general summary of the material federal income tax consequences to Mr. Handy under the Handy Option Agreement. This discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. State and local income taxes are not discussed and may vary from locality to locality.

  There were no tax consequences to Mr. Handy or the Company by reason of the grant of the Handy Option because the Handy Option does not have an ascertainable fair market value as of the date of grant. Upon exercise of the Handy Option, Mr. Handy will recognize taxable ordinary income equal to the excess of the fair market value of the Common Stock of the Company on the date of exercise over the exercise price. The Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the satisfaction of any income tax reporting obligation and the provisions of
Section 162(m) of the Code, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by Mr. Handy. Upon disposition of the stock, Mr. Handy will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon the exercise of the Handy Option. Such gain or loss will be long or short-term depending on whether the stock was held for more than eighteen months. In addition, gain on the disposition of the stock may be eligible for reduced capital gains tax rates under certain provisions enacted by the Taxpayer Relief Bill of 1997.

  If the Handy Option is exercised through the delivery of already-owned shares of Common Stock, under published Internal Revenue Service rulings, to the extent that an equivalent value of shares is acquired upon exercise, Mr. Handy will recognize no gain and Mr. Handy's basis in the shares acquired upon exercise will be equal to Mr. Handy's basis in the surrendered shares, any additional shares acquired upon such exercise will be compensation to Mr. Handy, taxable under the rules described above, and Mr. Handy's basis in any such additional shares will be their fair market value.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)) and
(iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders. Because the Company's Board of Directors, rather than the Performance Compensation Committee, approved the Handy Option, the Handy Option will not qualify as "performance-based compensation."

RECOMMENDATION OF THE BOARD CONCERNING APPROVAL OF THE HANDY OPTION

  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote is required for approval of the Handy Option. The Board recommends that the stockholders vote FOR the proposal approving the Handy Option. Abstentions with respect to this proposal will be treated as shares that are present or represented at the Meeting and entitled to vote, but will not be counted as a vote in favor of such proposal. Accordingly, an abstention from voting will have the same effect as a vote against such proposal. Broker non-votes with respect to this proposal will not be considered as present or represented at the Meeting and entitled to vote with respect to this proposal, and thus, will have no impact on the outcome of the vote with respect to this proposal.

                PROPOSAL NO. 4--APPROVAL OF STOCK OPTION GRANT
          TO PRESIDENT AND CHIEF OPERATING OFFICER, THOMAS J. WALTERS

  On March 4, 1998, the Performance Compensation Committee of the Board of Directors of the Company, contingent on the approval of the stockholders, granted a non-qualified option (the "Walters Option") to purchase 160,000 shares of Common Stock to Mr. Walters in connection with the commencement of his employment by the Company as its President and Chief Operating Officer. The exercise price per share of Common Stock subject to the Walters Option is $7.00, which was the fair market value of a share of Common Stock on its date of grant. As the grant of the Walters Option was contingent on the approval of the stockholders, if this Proposal is not approved, the Walters Option will be null and void. If approved, the Walters Option will be a non-qualified option inasmuch as it will not qualify as a "incentive stock option" within the meaning of Section 422 of the Code.

  The full text of the agreement evidencing the Walters Option (the "Walters Option Agreement") is set forth in Annex II to this Proxy Statement. The following summary of the principal terms of the Walters Option Agreement is subject to, and qualified in its entirety by, Annex II.

DESCRIPTION OF WALTERS OPTION

  The Walters Option will become exercisable in equal installments of 25% on each of the first four anniversaries of its date of grant. The Walters Option may become exercisable with respect to a higher percentage of the shares subject thereto before the fourth anniversary of the date of grant as set forth below. The Walters Option will become exercisable with respect to: (i) one-third of the shares subject thereto on the grant date if the closing price of the Common Stock is maintained above $10.00 per share for 20 or more consecutive trading days, (ii) two-thirds of the shares subject thereto on the grant date if the closing price of the Common Stock is maintained above $15.00 per share for 20 or more consecutive trading days and (iii) all of the shares subject thereto if the closing price of the Common Stock is maintained above $20 per share for 20 or more consecutive trading days.

  The Walters Option may be exercised (to the extent then exercisable) until the earlier of (i) the tenth anniversary of the grant date, (ii) 90 days after the effective date of termination of Mr. Walters' employment with the Company or one year from the date of Mr. Walters' death or the date of his termination of employment by reason of permanent and total disability, or (iii) the date upon which Mr. Walters' employment is terminated for good cause.

  The Walters Option may be exercised, in whole or in part, by written notice to the Company specifying the whole number of shares being purchased, accompanied by payment of the purchase price for the shares in cash or by certified or cashier's check paid to the order of the Company, or, with the consent of the Performance Compensation Committee of the Board of Directors of the Company, (i) through the delivery of shares of Common Stock owned by Mr. Walters, duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate exercise price of the Walters Option or exercised portion thereof, (ii) through the surrender to the Company of shares of Common Stock then issuable upon exercise of the Walters Option having a fair market value on the date of exercise of the Walters Option equal to the aggregate exercise price of the Walters Option or exercised portion thereof, (iii) through the delivery of a full recourse promissory note bearing interest and payable on the terms approved by the Performance Compensation Committee, or (iv) through any combination of (i), (ii) or (iii). The Company is entitled to require payment in cash from Mr. Walters of any sums required by federal, state or local tax laws to be withheld with respect to the exercise of the Walters Option.

  The minimum number of shares of Common Stock with respect to which the Walters Option may be exercised at any one time is fifty, except with respect to the final exercise.

CHANGE IN CONTROL, ADJUSTMENTS AND ASSIGNABILITY

  The provisions of the Walters Option relating to a change in control of the Company, adjustments to the Walters Option and assignability of the Walters Option are substantially similar to the same such provisions contained in the Handy Option. Accordingly, please see Proposal 3 relating to the Handy Option for a discussion of such provisions.

CERTAIN TAX MATTERS, AND POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

  The tax consequences of the Walters Option and the potential limitation on Company deductions of the Compensation attributable to Mr. Walters on account of the Walters Option are substantially similar to the same such consequences and/or limitations of the Handy Option, with the exception that the Walters Option is intended to qualify under Section 162(m) of the Code as "performance based compensation." Accordingly, please see Proposal 3 relating to the Handy Option for a discussion of such consequences and limitations.

RECOMMENDATION OF THE BOARD CONCERNING APPROVAL OF THE WALTERS OPTION

  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote is required for approval of the grant of the Walters Option. The Board recommends that the stockholders vote FOR the proposal to approve the grant of the Walters Option. Abstentions with respect to this proposal will be treated as shares that are present or represented at the Meeting and entitled to vote, but will not be counted as a vote in favor of such proposal. Accordingly, an abstention from voting will have the same effect as a vote against such proposal. Broker non-votes with respect to this proposal will not be considered as present or represented at the Meeting and entitled to vote with respect to this proposal.

           PROPOSAL NO. 5--APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors of the Company, at its meeting on March 18, 1998, adopted the Chart House Enterprises, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval of the Company's stockholders.

  The Board of Directors authorized the issuance of up to 250,000 shares of the Company's Common Stock under the Stock Purchase Plan at its meeting on March 18, 1998.

  Set forth below is a summary of certain important features of the Stock Purchase Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex III to this Proxy Statement. All capitalized terms which are not defined herein are defined in the Stock Purchase Plan.

  Purpose of Plan. The Stock Purchase Plan is intended as an incentive and to encourage stock ownership by all eligible employees of the Company and its subsidiaries, so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is also designed to encourage eligible employees to remain in the employ of the Company. The Stock Purchase Plan provides eligible employees with an opportunity to purchase Common Stock through payroll deductions.

  Shares Reserved for Issuance under the Stock Purchase Plan. The Stock Purchase Plan provides eligible employees of the Company with a means to purchase in the aggregate up to 250,000 shares of Common Stock at a discount, subject to adjustments under certain circumstances such as stock splits, stock dividends, recapitalization or other changes in the outstanding Common Stock. The reserved shares consist of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including any shares purchased by the Company in the open market. In the event such shares would be purchased on the open market, the Company will bear all brokerage costs and will pay any difference between the actual stock purchase price and the amount paid by employees under the Stock Purchase Plan.

  Offerings. The first offering under the Stock Purchase Plan will commence on January 1, 1999 or on such later date as may be specified by the Company, and terminate on June 30, 1999. Thereafter, offerings will commence on July 1 and terminate on the following December 31 and commence on January 1 and terminate on June 30 until the Board of Directors terminates the Stock Purchase Plan or no additional shares of Common Stock are available for purchase under the Stock Purchase Plan.

  Eligible Employees. The Stock Purchase Plan provides that all employees of the Company will be eligible to participate in the Stock Purchase Plan, provided that each such employee (a) is customarily employed, as of the applicable Offering Date, for more than 20 hours per week; (b) has been employed, as of the applicable Offering Date, for at least 6 months; (c) is employed by the Company on the applicable Offering Date; and (d) has a timely completed Enrollment Agreement in effect for such applicable offering. January 1 and July 1, as applicable, are hereafter referred to as the "Offering Date." To participate in the plan, each eligible employee must complete an Enrollment Agreement and related documents at least ten days prior to the commencement of the initial, or any subsequent, offering in which he or she desires to participate. Pursuant to the Stock Purchase Plan, any timely filed Enrollment Agreement shall be effective for all subsequent offerings, unless earlier terminated by the employee under the terms of the plan. However, participation in one offering does not limit, or require, participation in any other offering. Notwithstanding the above, no employee who, after the grant of options under the plan, owns shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or its parent, if any, or any subsidiary corporation, after taking into account outstanding options and certain attribution rules, shall be eligible to receive an option. Further notwithstanding the above, if a participating employee requests that certificates for shares of Common Stock that have been purchased under the Plan be issued to him or her before one year from the date such shares were purchased, the employee will not be permitted to participate in the next offering. Approximately 2,300 employees would be eligible to participate in the Stock Purchase Plan as of March 1, 1998.

  Common Stock Purchases. The Stock Purchase Plan authorizes the grant of options to purchase Common Stock to eligible participating employees on January 1 and July 1 of each year. The option exercise price is payable by the employee through automatic payroll deductions during the year, which deductions may not be less than $10 or more than the dollar amount or percentage of his or her base pay that is designated by the participant. No employee may subscribe for or receive options to purchase shares of Common Stock with an aggregate Fair Market Value of $25,000 or more in any Plan Year.

  The purchase price for each share of Common Stock subject to an option granted under the Stock Purchase Plan will be the average Fair Market Value of the Common Stock during the offering, determined by averaging the Fair Market Value of the Common Stock on each business day of the offering, provided that the purchase price shall not be less than the lesser of (i) 85% of the Fair Market Value of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the last business day of the offering. "Fair Market Value" is defined in the plan as the closing price for Common Stock on a national stock exchange or, if the stock is not traded on an exchange, the last sale price or Common Stock as reported on the NASDAQ National Market.

  On the Offering Date, each eligible employee who elects to participate in an offering receives an option to purchase the number of shares of Common Stock that he or she will be able to purchase with the payroll deduction credited to his or her account during such offering period, provided that the maximum number of shares that an eligible employee may purchase under an offering is 5,000.

  Subject to certain limitations set forth in the Stock Purchase Plan, an employee is permitted, at any time prior to the end of an offering, to terminate or to withdraw all of the amounts in his or her account, without interest. Upon the termination of the employee's employment with the Company prior to the last day of an offering for any reason other than death, disability or retirement, the employee's only right will be to receive the amount of cash that is in his or her account, without interest. If an employee's employment is terminated (a) within 90 days of the last day of the current offering by reason of retirement or disability or (b) at any time during the current offering by reason of death, he or she will have the right prior to the end of the current offering to elect to have the balance of his or her account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock. Other than as set forth in this paragraph, an employee may not change the amount of this or her payroll deductions during an offering.

  The Stock Purchase Plan may be amended from time to time by the Board of Directors provided, however, that no amendment will be effective without the prior approval of the stockholders to increase the aggregate number of shares to be issued under the Plan, change the class of employees eligible to receive options, or if approval is required to comply with Rule 16b-3 promulgated under the Exchange Act. The Stock Purchase Plan may be terminated at any time by the Board of Directors.

  Federal Income Tax Consequences. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), such that the transfer of a share of Common Stock to an employee pursuant to the plan will generally be governed by Section 421(a) of the Code. Under Section 421(a), an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised. The Company will not be entitled to any deduction with respect to the plan, except in connection with a disqualifying disposition (as discussed below).

  When a plan participant disposes of Common Stock acquired under the plan (or in the event of death of the employee while owning such Common Stock whether or not the holding period requirements are met), he or she will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock, or (ii) the excess of the fair market value of Common Stock on the date the option was granted over an amount equal to 85% of the fair market value of Common Stock on the date the option was granted. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss.

  In order to receive such favorable tax treatment, the Code requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him or her. If an employee disposes of Common Stock acquired under the plan before the expiration of these holding periods (a "disqualifying disposition"), the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option was exercised over the option price. The amount recognized as ordinary income will increase the employee's basis in such shares. Any gain or loss resulting from the disposition will be taxed as capital gain or loss. At the time of such a disqualifying disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary income.

  Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for approval of the Stock Purchase Plan. The Board recommends that the stockholders vote FOR the proposal to approve the Stock Purchase Plan. Abstentions with respect to this proposal will be treated as shares that are present or represented at the Meeting and entitled to vote, but will not be counted as a vote in favor of such proposal. Accordingly, an abstention from voting will have the same effect as a vote against such proposal. Broker non-votes with respect to this proposal will not be considered as present or represented at the Meeting and entitled to vote with respect to this proposal.

                            EXECUTIVE COMPENSATION

  The following table sets forth compensation for services in all capacities to the Company for the fiscal years ended December 29, 1997, December 30, 1996 and December 31, 1995, of those persons who were, during the fiscal year (i) the chief executive officer, or acting in that capacity and (ii) the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
                                                 COMPENSATION
                                    ANNUAL       ------------
                               COMPENSATION(1)      AWARDS
   NAME AND PRINCIPAL         ------------------ ------------     ALL OTHER
        POSITION         YEAR SALARY($) BONUS($)  OPTIONS(#)  COMPENSATION($)(2)
   ------------------    ---- --------- -------- ------------ ------------------
F. Philip Handy......... 1997      --       --     102,500             --
 Acting Chief Executive
  Officer(3)             1996      --       --         --              --
                         1995      --       --         --              --

Richard E. Rivera....... 1997  116,923  267,813    500,000             --
 Former President and
  Chief                  1996      --       --         --              --
 Executive Officer(4)    1995      --       --         --              --

William R. Kuntz, Jr.... 1997   77,808      --       5,000         477,250
 Former Executive Vice
  President--            1996  169,050   68,000     77,500           1,250
 Finance and Administra-
  tion,                  1995  160,000   38,198     15,000           1,250
 General Counsel and
  Secretary(5)

Stephen J. McGillin..... 1997  129,472      --      30,000         461,250
 Former Executive Vice
  President--            1996  133,626   49,399     40,000           1,250
 Operations(6)           1995  100,000   71,594     15,000           1,250

Randall P. McNamara..... 1997  150,769   60,186     52,000           1,250
 Vice President--Opera-
  tions                  1996  119,000   53,934      5,000           1,250
                         1995  100,000   79,867     15,000           1,250

James C. Wendler........ 1997  114,058   45,800     21,000           1,071
 Vice President--Finance
  and                    1996  100,000   15,000      5,000             768
 Chief Financial Officer 1995   90,000    6,400      1,500             719

Richard D. Tipton....... 1997  111,039   30,350     16,000           1,250
 Vice President--Legal   1996  100,000   15,000      5,000           1,250
  Affairs and
 General Counsel         1995   90,000    8,400      2,000           1,226

--------
(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401-k Plan.

(2) Includes Company matching contributions (maximum of $1,250 annually) on behalf of the executive officer to the Company's 401-k Plan. Amounts also include cash severance received by former executive officers ($476,000 for Mr. Kuntz and $460,000 for Mr. McGillin) upon their resignations.

(3) Mr. Handy assumed duties and responsibilities of chief executive officer following the resignation of Mr. Rivera on December 11, 1997. Mr. Handy received two option grants in his capacity as a director, one in the amount of 100,000 shares on May 19, 1997 and the second in the amount of 2,500 shares on May 20, 1997.

(4) Mr. Rivera became President and Chief Executive Officer on August 11, 1997 and resigned from the Company on December 11, 1997. Upon Mr. Rivera's resignation, the bonus in the amount of $267,813 was reimbursed to the Company and all stock options granted to Mr. Rivera by the Company automatically expired.

(5) Mr. Kuntz resigned from the Company effective June 13, 1997. Mr. Kuntz, collectively with Mr. McGillin, assumed the duties and responsibilities of president and chief executive officer from November 15, 1996 to the date of his resignation.

(6) Mr. McGillin resigned from the Company effective September 15, 1997. Mr. McGillin assumed the duties and responsibilities of president and chief executive officer, collectively with Mr. Kuntz from November 15, 1996 to June 13, 1997, and individually from June 14, 1997 to August 11, 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         ----------------------------------------- POTENTIAL REALIZABLE
                         NUMBER OF                                   VALUE AT ASSUMED
                         SECURITIES % OF TOTAL                     ANNUAL RATES OF STOCK
                         UNDERLYING  OPTIONS                        PRICE APPRECIATION
                          OPTIONS   GRANTED TO EXERCISE             FOR OPTION TERM(2)
                          GRANTED   EMPLOYEES   PRICE   EXPIRATION ---------------------
      NAME                 (#)(1)    IN 1997    ($/SH)     DATE      5%($)      10%($)
      ----               ---------- ---------- -------- ---------- ---------- ----------
F. Philip Handy(3)......  100,000      11.7%    $6.75   5/19/2007  $  424,504 $1,075,776
                            2,500       0.3%    $6.63   5/20/2007  $   10,416 $   26,396
Richard E. Rivera(4)....  400,000      47.0%    $8.25   7/29/2007  $2,075,352 $5,259,350
                          100,000      11.7%    $5.75   8/11/2007  $  768,838 $1,564,838
William R. Kuntz,
 Jr.(5).................    5,000       0.6%    $5.63   1/22/2007  $   17,688 $   44,824
Stephen J. McGillin(6)..    5,000       0.6%    $5.63   1/22/2007  $   17,688 $   44,824
                           25,000       2.9%    $8.38   8/22/2007  $  131,675 $  333,690
Randall P. McNamara.....    2,000       0.2%    $5.63   1/22/2007  $    7,075 $   17,930
                           15,000       1.8%    $8.38   8/22/2007  $   79,005 $  200,214
                           35,000       4.1%    $7.88   9/15/2007  $  173,339 $  439,275
James C. Wendler........    1,000       0.1%    $5.63   1/22/2007  $    3,538 $    8,965
                           20,000       2.3%    $8.38   8/22/2007  $  105,340 $  266,952
Richard D. Tipton.......    1,000       0.1%    $5.63   1/22/2007  $    3,538 $    8,965
                           15,000       1.8%    $8.38   8/22/2007  $   79,005 $  200,214

--------
(1) With the exception of options granted to Mr. Handy and Mr. Rivera, non-qualified stock options were granted to employees at various times during the year under the 1996 Stock Option Plan, have an exercise price equal to fair market value on the date of grant, vest at a rate of 20% per year over five years, and expire ten years from date of grant.

(2) Potential realizable value amounts are based on an assumption that the Company's stock price will appreciate at the annual compounded rates shown over the ten year option terms. There can be no assurances that the stock price will appreciate at these rates or experience any appreciation at all.

(3) Mr. Handy received two option grants in his capacity as a director before assuming duties and responsibilities of acting chief executive officer following the resignation of Mr. Rivera on December 11, 1997. See "Compensation of Directors" on page 7 and Proposal No. 3--"Approval of Stock Option Grant" on page 8.

(4) Mr. Rivera's option grant for 400,000 shares was made outside of the Company's existing stock option plans and had an exercise price equal to fair market value at the date of grant. The option grant for 100,000 shares, covered under the 1996 Stock Option Plan, had an exercise price lower than fair market value at date of grant ($8.63). Mr. Rivera's options expired unvested and unexercised following his resignation on December 11, 1997.

(5) Mr. Kuntz resigned as an executive officer of the Company effective June 13, 1997. The options granted to Mr. Kuntz during 1997 expired unvested and unexercised following his resignation.

(6) Mr. McGillin resigned as an executive officer of the Company effective September 15, 1997. The options granted to Mr. McGillin during 1997 expired unvested and unexercised following his resignation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                          OPTIONS AT          IN-THE-MONEY OPTIONS AT
                            SHARES                 DECEMBER 29, 1997 (#)(1)  DECEMBER 29, 1997 ($)(2)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
      NAME               EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ------------ ------------ ----------- ------------- ----------- -------------
F. Philip Handy(3)......         0      $     0           0       102,500      $    0       $    0
Richard E. Rivera.......         0      $     0           0             0      $    0       $    0
William R. Kuntz, Jr....    26,900      $87,138           0             0      $    0       $    0
Stephen J. McGillin.....    25,400      $37,863           0             0      $    0       $    0
Randall P. McNamara.....         0      $     0      40,400        66,600      $4,500       $3,500
James C. Wendler........         0      $     0       5,500        26,000      $  875       $1,000
Richard D. Tipton.......         0      $     0       6,000        21,000      $1,000       $1,000

--------
(1) Options outstanding represent non-qualified stock options granted from 1989 to 1997 at exercise prices ranging from $5.63 to $13.50 per share.

(2) Value is based on the closing price on the New York Stock Exchange of the Company's Common Stock on that date ($6.50). There is no negative value attributed to options which have exercise prices higher than the closing market price.

(3) Mr. Handy received two option grants in his capacity as a director before assuming duties and responsibilities of acting chief executive officer following the resignation of Mr. Rivera on December 11, 1997. See "Compensation of Directors" on page 7 and Proposal No. 3--"Approval of Stock Option Grant" on Page 8.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  Effective as of February 12, 1996, the Company entered into executive severance agreements with Messrs. Kuntz, McGillin and McNamara. The executive severance agreements are not for a specified term and employment may be terminated by either party at any time in accordance with the terms of the agreement with or without cause. Pursuant to such agreements, under certain circumstances, upon termination of employment without "cause" or as a result of specified adverse changes in the executive's employment conditions (collectively, a "Terminating Event"), the executive will be entitled to receive one times the executive's current annual base salary in effect at the time of the Terminating Event plus the amount of any bonus, commission and incentive compensation paid during the twelve month period immediately preceding the Terminating Event. In the event of a Terminating Event that occurs in connection with a "change in control" of the Company, the executive will be entitled to payment of two times the executive's current annual base salary in effect at the time of the Terminating Event plus two times the amount of any bonus, commission and incentive compensation paid during the twelve month period immediately preceding the date of the Terminating Event. The Company is also obligated to continue to provide health, life and disability insurance premiums and the executive benefits for a period of one year following termination of employment in connection with a "change in control."

  The Board of Directors has the discretion to determine the time of the payments due under the executive severance agreements which can be made either in a lump sum or in installments, the final payment of which must be made within twelve months of the executive's termination date. Under the terms of the executive severance agreements, if the executive is terminated for "cause," the executive will not be entitled to receive the severance payments described above. For purposes of the agreement, "cause" means termination on the grounds of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order, or in the event of a material breach by the executive of the terms of the executive severance agreement.

  A "change in control" shall be deemed to have occurred under the executive severance agreements upon the occurrence of one or more of the following events: (i) the acquisition by any person or entity of 50 percent or more of the combined voting power of the Company's then outstanding shares, or any merger, acquisition, consolidation, or corporate reorganization in which 50 percent or more of the combined voting power of the Company's then outstanding shares changes hands; (ii) a change in the majority composition of the Board of Directors during any two-year period; (iii) a merger, consolidation, or other combination in which the Company is not the surviving entity; and/or
(iv) a complete liquidation of the Company approved by the stockholders. Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because 50 percent or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. The preceding definition of a "change in control" does not apply to the executive if the executive: (i) is a member of a group which first announces a proposal which would result in a "change in control" and is ultimately successful and/or (ii) acquires at least a two percent equity interest in the entity which ultimately acquired the Company pursuant to that transaction.

  During 1997, Messrs. Kuntz and McGillin each terminated their employment with the Company. In connection with the termination of Mr. Kuntz's employment, the Company is obligated to pay Mr. Kuntz an aggregate of $476,000, payable in twelve monthly installments pursuant to an executive severance agreement entered into with the Company as of February 12, 1996. In connection with the termination of Mr. McGillin's employment, the Company paid Mr. McGillin a total of $460,000 in two installments in December 1997 and January 1998, pursuant to an executive severance agreement entered into with the Company as of February 12, 1996.

  In addition to the executive severance agreements discussed above, the Company adopted a severance policy on March 3, 1997 which may cause some executive officers to receive in excess of $100,000 in connection with the termination of their employment. Under the policy, executive officers are treated as follows: (i) the President/Chief Executive Officer is entitled to 52 weeks of severance pay, regardless of length of service, (ii) each Vice President, whether or not he or she is an executive officer, is entitled to 3 weeks of severance pay per year of service, up to a maximum of 52 weeks, subject to a minimum of 13 weeks. Total compensation for computing severance under the policy includes the sum of the employee's base salary plus the amount of any bonuses or incentives paid to the employee during the past 12 months. It is anticipated that Mr. Wendler will receive severance pay in the amount of $118,246.00 during 1998 in connection with the termination of his employment pursuant to the terms of the severance policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Diefenderfer, Handy and Nagle were members of the Compensation Committee during 1997. Mr. Handy, a director of the Company, serves as a member of the compensation committee of Jacor Communications, Inc., and Mr. Zell, a director of the Company, is an executive officer of Jacor
Communications, Inc.

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for reviewing and determining the compensation of the executive officers of the Company, administering the Company's executive compensation plans, including incentive compensation, stock option and other employee benefit plans, and making recommendations to the Board of Directors regarding the adoption of new executive compensation plans. The Committee consists of three directors who are not employees of the Company.

COMPENSATION PHILOSOPHY

  The Committee's primary objective in developing and administering the Company's executive compensation system is to attract and motivate a quality management team to increase stockholder value. The Company's compensation system emphasizes incentives tied to the attainment of financial performance goals.

  The executive compensation system consists of three major components: base salary, annual incentive and long-term incentive.

  Base Salary. Base salaries for executives are established at a level commensurate with the executive's position in the Company and relative to peers in other companies. Annual base salary increases generally are made based on performance evaluations and in recognition of added duties and responsibilities taken on by the executive.

  Annual Incentive Compensation. The Company has traditionally relied on incentive bonus compensation as a major component of executive compensation. Under the Corporate Management Compensation Plan, which became effective beginning with the 1997 fiscal year, annual bonuses are earned based primarily on the Company's financial performance as measured against budget targets, and secondarily on the performance of the individual management employee as measured against performance criteria established by the employee and his or her supervisor.

  The maximum annual bonus available under the Corporate Management Compensation Plan ranged from 10% to 40% of base salary during 1997, depending on the individual's position in the Company. One executive officer did not participate under the Corporate Management Compensation Plan, but rather received bonus compensation under the Restaurant Management Compensation Plan in effect during 1997 which carried a maximum annual bonus of 10% to 30% of base salary. For 1998, the bonus percentage range under the Corporate Management Compensation Plan is 10% to 50% of base salary, depending on position. In 1998, all executive officers other than the Vice President-- Operations, will participate under this plan.

  Long-Term Incentive. Long-term incentives are provided to Company executives in the form of annual or semi-annual stock option grants under the Company's 1996 Stock Option Plan and stock options previously granted under the 1989 and 1992 stock option plans. The 1996 Stock Option Plan authorizes the grant of options for the purchase of up to 1,000,000 shares of Common Stock. As of December 29, 1997, 580,100 shares remained available for option grants under the 1996 Stock Option Plan. The Compensation Committee believes that equity incentives are an effective way of motivating management to increase value to the stockholder and that stock options are the most appropriate type of equity incentive given the characteristics of the Company and its management team.

1997 EXECUTIVE OFFICER COMPENSATION

  All executive officers employed at the end of 1996 departed the Company during 1997. Certain individuals who became executive officers in 1997 received base salary increases due to increased duties and responsibilities. Executive officers received base salary adjustments determined by the Compensation Committee based on recommendations made by the chief executive officer and information regarding industry peer group compensation.

  Bonus compensation paid to executive officers during 1997 consisted of payments under the Corporate Management Compensation Plan or Restaurant Management Compensation Plan, and payments of special bonuses. The Committee determined that the portion of the bonus based upon the Company's financial performance under the Corporate Management Compensation Plan should not be awarded. However, the portion relating to individual performance under such plan was awarded in the amounts of $10,350 and $10,800 for Messrs. Tipton and Wendler, respectively. Mr. McNamara was awarded a bonus in the amount of $30,030 under the Restaurant Management Compensation Plan, which provides bonus compensation based on restaurant-level financial performance on a quarterly basis. In addition, due to significant changes in senior management and other circumstances during 1997, retention and special bonuses were paid to executive officers and certain other members of senior management who fulfilled their duties with the Company through December 31, 1997.

1997 CEO COMPENSATION

  During 1997, there were four individuals who served as chief executive officer ("CEO") or acting CEO for the Company. From November 15, 1996 through May 30, 1997, Messrs. Kuntz and McGillin jointly assumed the CEO duties and responsibilities.

  Mr. Kuntz's base salary rate of $170,000 per year for 1997 was the same as for 1996, and the amount of base salary paid for 1997 reflects his resignation on June 13, 1997. Mr. Kuntz did not receive any bonus compensation for 1997. In connection with termination of his employment, the Company is obligated to pay Mr. Kuntz an aggregate of $476,000, payable in twelve monthly installments, pursuant to an executive severance agreement entered into with the Company as of February 12, 1996.

  Mr. McGillin's base salary for 1997 was increased from $150,000 per year to $170,000 per year effective January 1, 1997 in connection with his shared responsibility for the CEO position with Mr. Kuntz. Mr. McGillin assumed sole responsibility for the CEO duties on June 1, 1997, at which time his base salary was increased to $190,000. The base salary paid to Mr. McGillin during 1997 reflects his resignation on September 15, 1997. Mr. McGillin did not receive any bonus compensation for 1997. In connection with the termination of his employment, the Company paid Mr. McGillin a total of $460,000 in two installments in December 1997 and January 1998, pursuant to an executive severance agreement entered into with the Company as of February 12, 1996.

  Mr. Rivera joined the Company on August 11, 1997 as president and CEO with a compensation package determined by the Board of Directors consisting of a base salary of $400,000 per year, a one-time signing bonus of $267,813, an annual incentive bonus of 50% of base salary, an option grant covering 100,000 shares of Company stock under the 1996 Stock Option Plan, and an option grant covering 400,000 shares of Company stock outside of the 1996 Stock Option Plan. Mr. Rivera's compensation package reflected his reputation as a leading restaurant industry CEO. Upon Mr. Rivera's resignation on December 11, 1997, the signing bonus in the amount of $267,813 previously paid to Mr. Rivera was reimbursed to the Company and all stock options granted to Mr. Rivera by the Company automatically expired. The Company did not pay any annual bonus to Mr. Rivera nor did the Company make any payment to Mr. Rivera as a result of the termination of his employment.

  Mr. Handy, a member of the Board of Directors, assumed the role of acting CEO of the Company on December 11, 1997. Mr. Handy did not receive any compensation from the Company during fiscal 1997 for his duties as acting CEO. In May 1997, Mr. Handy received two stock option grants from the Company in his capacity as a director. The first option grant was in the amount of 2,500 shares, granted to each continuing non-employee director pursuant to the 1996 Non-employee Director Stock Compensation Plan. The second option grant was in the amount of 100,000 shares and was granted in consideration of Mr. Handy's efforts on behalf of the Company, particularly in recruiting and retaining qualified CEO candidates.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. For 1997, the Committee does not expect that Section 162(m) will limit the Company's deductibility of compensation paid to any of its executive officers.

  Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance goal, are satisfied. In some cases, it may be necessary in order to attract, retain and incentivize certain individuals to grant options or other performance-based compensation without satisfying the procedural requirements under Section 162(m). The Committee believes that grants of options at or above then-current market price under the 1996 Stock Option Plan qualify for full deductibility under Section 162(m). In 1998, the Board of Directors created a Performance Compensation Committee comprised of two or more "outside directors" within the meaning of Section 162(m) to oversee, among other things, all stock option grants to the CEO and four other most highly compensated executive officers. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company's compensation programs.

                                          Compensation Committee:

                                          William M. Diefenderfer III
                                          F. Philip Handy
                                          Arthur J. Nagle

                         CERTAIN/RELATED TRANSACTIONS

  During 1997, the Company retained the services of Rosenberg & Liebentritt, P.C., a law firm which performs legal services exclusively for entities in which Mr. Zell has an interest. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained with other independent parties. In 1997, the Company paid legal fees and expenses to Rosenberg & Liebentritt in the amount of $38,173.08.

                               PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock with the performance of the Dow Jones Equity Market Index and a restaurant industry peer group index (Standard Industrial Classification (SIC) Code 5812--Eating Places) for the five fiscal year period ended December 29, 1997. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on December 31, 1992.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG COMPANY, DOW JONES EQUITY MARKET INDEX AND PEER GROUP


Measurement Period              Chart House       Dow Jones Equity       Peer Group
(Fiscal Year Covered)        Enterprises, Inc.      Market Index       (SIC CODE 5812)
--------------------         -----------------    ----------------     ---------------
Measurement Pt-1992            $100.00              $100.00               $100.00
FYE 1993                       $177.78              $113.54               $114.83
FYE 1994                       $138.89              $111.33               $100.56
FYE 1995                       $ 88.89              $144.36               $137.71
FYE 1996                       $ 74.07              $173.90               $144.37
FYE 1997                       $ 96.30              $228.78               $151.95

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of February 13, 1998, information concerning the number of shares of the Company's Common Stock beneficially owned by each of the directors and nominees for election as director, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

                                                  AMOUNT AND NATURE OF PERCENT
              NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP OF CLASS
              ------------------------            -------------------- --------
   William M. Diefenderfer III...................         44,449(1)        *
   F. Philip Handy...............................      3,400,000(2)      29.0%
   William E. Mayer..............................         32,011           *
   Arthur J. Nagle...............................         31,397           *
   Samuel Zell...................................      3,400,000(2)      29.0%
   Richard E. Rivera.............................         75,000           *
   William R. Kuntz, Jr. ........................         16,301(3)        *
   Stephen J. McGillin...........................         29,732           *
   Randall P. McNamara...........................         55,516(4)        *
   James C. Wendler..............................          6,701(5)        *
   Richard D. Tipton.............................          6,123(6)        *
   All directors and executive officers as a
    group (11 persons)...........................      3,622,230(7)      30.8%

--------
 * Less than one percent.

(1) Includes 28,874 shares owned directly by Mr. Diefenderfer, 3,255 owned by Mr. Diefenderfer in an individual retirement account, 720 shares owned in a supplemental executive retirement plan, 2,100 shares owned by an independent trustee for the benefit of Mr. Diefenderfer's two sons, and 9,500 owned by his wife. Mr. Diefenderfer disclaims beneficial ownership of the 9,500 shares owned by his wife.

(2) Includes 1,860,000 shares owned by Samstock, L.L.C., 705,808 shares owned by Samstock/ZFT, L.L.C., 428,591 shares owned by Chart House Investors, L.L.C., 103,539 shares owned by F. Philip Handy, as Trustee of the Blaine Trust, 4,137 shares owned by Robert Saltsman, 20,708 shares owned by Thomas Gaffney and Donna Gaffney, as tenants by the entirety, 75,000 shares owned by Richard Rivera and 202,217 owned by MelChart, LLC. According to the Stockholder's Agreement among these noted entities, each entity/Stockholder appointed Samstock, L.L.C. its true and lawful attorney and proxy during the period of said Stockholder's Agreement, to appear for, represent, and vote the shares held by each Stockholder, subject to the voting restrictions contained in said Agreement. The Stockholder's Agreement also reflects an option for Mr. Handy to acquire 163,581 of the shares owned by Chart House Investors, L.L.C. Mr. Handy and Zell have disclaimed beneficial ownership of 3,132,880 and 834,192 shares, respectively.

(3) Includes 10,301 shares owned directly by Mr. Kuntz and 6,000 shares owned by his children.

(4) Includes 15,116 shares owned directly by Mr. McNamara and 40,400 shares which Mr. McNamara has the right to acquire upon exercise of vested stock options.

(5) Includes 1,201 shares owned directly by Mr. Wendler and 5,500 shares which Mr. Wendler has the right to acquire upon exercise of vested stock options.

(6) Includes 123 shares owned directly by Mr. Tipton and 6,000 shares which Mr. Tipton has the right to acquire upon exercise of vested stock options.

(7) Includes a total of 51,900 shares which executive officers of the Company have the right to acquire upon the exercise of vested stock options. Includes 121,033 shares held by three former executives, representing 1.0% of the Company's Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on the Company's review of the copies of those forms received by the Company, or written representations from directors and officers that no Forms 5 were required to be filed, it appears that no director or officer failed to file a monthly report of a transaction on a timely basis.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP was the Company's public accountant for the year ended December 29, 1997. During the past fiscal year, the Company also engaged Arthur Andersen LLP to render certain nonaudit professional services involving assistance on tax planning matters and general consultations.

  The appointment of auditors is approved annually by the Board of Directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. Arthur Andersen LLP has been selected by the Audit Committee and approved by the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Arthur Andersen LLP during fiscal 1997 was approved, and the possible effect of such service on the independence of such firm was considered, by the Audit Committee. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1999 Annual Meeting must submit such proposal so that it is received by the Company no later than December 1, 1998. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

  Pursuant to the Company's Bylaws, no nomination for election of directors will be considered properly brought before the next annual meeting by a stockholder unless notice is received by the Company not fewer than ninety
(90) days prior to the meeting. Unless fewer than forty-five (45) days' notice or prior public disclosure of the date of the Annual Meeting is given or made to Stockholders, no business proposal will be considered properly made at the next annual meeting by a stockholder, unless notice is received by the Company not less than thirty-five (35) days prior to the meeting. All notices received must contain certain information required by the Bylaws and SEC rules and regulations.

                                 MISCELLANEOUS

  The Company knows of no matters other than the foregoing to be brought before the Annual Meeting, but if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

                         ANNUAL REPORT TO STOCKHOLDERS

  The Company's Annual Report for the year ended December 29, 1997 is being mailed to stockholders together with this Proxy Statement.

  THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AND ANY DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, CHART HOUSE ENTERPRISES, INC., 115 S. ACACIA AVENUE, SOLANA BEACH, CA 92075.

  STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Susan Obuchowski
                                          Secretary

Solana Beach, California
April 3, 1998

                                    ANNEX I

                             STOCK OPTION AGREEMENT
                   BETWEEN CHART HOUSE ENTERPRISES, INC. AND
                                F. PHILIP HANDY

                         CHART HOUSE ENTERPRISES, INC.

                            STOCK OPTION AGREEMENT

  This Agreement is made as of the 19th day of May, 1997, by and between CHART HOUSE ENTERPRISES, INC., a Delaware corporation (the "Company"), and F. PHILIP HANDY (the "Optionee").

  1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase from the Company all or any part of an aggregate of 100,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at the purchase price of $6.75 per share, on the terms and conditions set forth herein (the "Option"). The Option is granted pursuant to resolutions adopted by the Board of Directors of the Company at its meeting held on May 19, 1997, and is granted separate and apart from the Company's existing stock option plans. The Option is not intended to be, and will not be treated as, an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The number of shares with respect to which this Option is exercisable, and the purchase price with respect to each share to be acquired pursuant to the exercise of the Option, each are subject to adjustment under certain circumstances, as more fully set forth in Section 7 hereof. The term "Common Stock" as used herein shall include any other class of stock or other securities resulting from such adjustment.

  2. Expiration of Option. The Option, to the extent that it has not previously been exercised, shall expire at 11:59 p.m. on May 19, 2007, being ten (10) years from the date of grant of this Option, except that the term of this Option is subject to earlier termination pursuant to Section 11 of this Agreement.

  3. Exercise of Option. Except as provided below in this section, the Option may not be exercised during the first six (6) months after its grant. On November 19, 1997, six (6) months after the Option grant, or upon stockholder approval in accordance with Section 11 below, whichever occurs later, the Option shall become exercisable as to one hundred percent (100%) of the total number of Shares subject thereto.

  Notwithstanding the foregoing, if during the term of the Option a "Change of Control" of the Company occurs, the Board of Directors may provide for the acceleration of the right to exercise the Option prior to the anticipated effective date of any such transaction. For purposes of this Agreement, the term "Change in Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or any combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) at trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

  Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company pursuant to subsection (ii) above is approved by the affirmative vote of not less than two thirds of the members of the Board, who are members of the Board

                                     A-1-1
immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Agreement.

  In the event of the termination of Board service for any reason other than death or permanent and total disability, the Optionee shall have three (3) months after the effective date of termination within which to exercise the Option to the extent it has become exercisable on or before the date of termination, and the unvested portion of the Option shall terminate on the date of termination of board service.

  In the event of the death or permanent and total disability of the Optionee, the Option shall terminate as to any unvested portion thereof and the Optionee, or the Optionee's heir(s) or legal representative(s), as the case may be, shall have one (1) year from the date of the Optionee's death, or the date of permanent and total disability, within which to exercise that portion of the Option, if any, that has vested on or before the date of death or the date of permanent and total disability, as the case may be.

  4. Option Exercise Procedures. Each exercise of the Option shall be by means of a written notice of exercise delivered to the Secretary of the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by payment in cash or by certified or cashier's check payable to the order of the Company of the full purchase price of the Shares to be purchased or in whole or in part by the surrender to the Company of shares of previously acquired Common Stock which shall be valued at the fair market value on the date this Option is exercised. For purposes of this Agreement, "fair market value" of stock means, as of any given date, (a) the closing sale price of a share of the Company's Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares are not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the Company's Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ, or, if NASDAQ is not then in existence, by its successor quotation system, or (iii) if the Company's Common Stock is not publicly traded, the fair market value as determined by the Company's Compensation Committee of the Board of Directors acting in good faith and considering all relevant and available information and data. Upon receipt of the notice and purchase price in proper form, and of a written unqualified representation and warranty of the Optionee to the effect that the Optionee is acquiring the Shares specified in the notice for his own account for investment and not with a view to, or for sale in connection with, the distribution of any Shares, and not for resale or redistribution, in a form approved by the Company, the Company shall make immediate delivery of the Shares issuable to the Optionee provided that, if any law or regulation requires the Company to take any action with respect to the Shares specified in the notice before issuance thereof, then the date of delivery of the Shares shall be extended for the period required by the Company to take the action.

  5. Investment Representation. By accepting this Option, the Optionee represents and warrants that none of the Shares purchased upon exercise of the Option will be distributed in violation of the applicable federal and state laws and regulations, and the Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased Shares.

  6. Acknowledgments by Optionee. The Optionee acknowledges that:

    (a) The issuance of Shares pursuant to the exercise of the Option, and any resale of the Shares, may only be effected in compliance with applicable state and federal laws and regulations;

    (b) The Optionee is not entitled to any rights as a stockholder with respect to any Shares issuable hereunder until the Optionee becomes a stockholder of record;

    (c) Upon termination of the Optionee's board service, including death or permanent and total disability, this Option terminates, subject to exercise under certain circumstances within a limited period of time, as provided in
  Section 3 above; and


                                     A-1-2

    (d) The Shares subject hereto may be adjusted in the event of certain changes in the capital structure of the Company, as provided in Section 7 below.

  7. Adjustments. In the event that each of the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for cash or a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, then for each share of Common Stock of the Company subject to this Agreement there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed or exchanged to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in the outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per Share.

  8. Restriction on Disposition. The Option may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt to transfer the Option or any interest therein by assignment, pledge, hypothecation or otherwise, except as herein provided, or the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. The Shares issued upon exercise of the Option will not be registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the investment representation of the Optionee and no interest in the Shares may be transferred except in conformity to the provisions of the Act and the rules and regulations promulgated thereunder.

  9. Restrictive Legend on Stock Certificates Issued upon Exercise of the Option. A copy of this Agreement shall be filed with the Secretary of the Company. The Company will cause (or instruct the Transfer Agent for its shares to cause) the following restrictive legend to be imprinted upon all stock certificates issued to the Optionee upon exercise of the Option:

    "The shares represented by this certificate were issued as provided in a Stock Option Agreement dated May 19, 1997, by and between the holder of this certificate and Chart House Enterprises, Inc. and are subject to the restrictions on transfer contained therein and in an investment representation executed by the holder of this certificate. Copies of the Agreement and of the investment representation are on file in the office of the Secretary of Chart House Enterprises, Inc."

  10. Date of Grant. The date of grant of the Option is the date of this Agreement.

  11. Stockholder Approval. Notwithstanding any provision of this Agreement to the contrary, the Option shall not be exercisable prior to the time when this Agreement is approved by the stockholders of the Company representing a majority of the votes cast at a stockholders meeting so long as the holders of a majority of the outstanding shares vote at the meeting. This Agreement will be submitted for the approval of the Company's stockholders not later than the Company's next annual meeting of stockholders. If this Agreement is not approved by the stockholders on or before December 31, 1998, this Option shall be canceled and become null and void.

  12. No Right to Continue as Director. Nothing contained in this Agreement will confer upon Optionee any right to continue as a member of the Board of Directors or affect the right of the Company, the Board of Directors or the stockholders to terminate the directorship of Optionee at any time with or without cause.

  13. Tax Withholding. The Company shall be entitled to require payment in cash of any sums required by federal, state or local tax law to be withheld with respect to the exercise of the Option.

  14. Securities Laws Requirements. This Option and the issuance and delivery of shares of Common Stock upon exercise of the Option are subject to compliance with all applicable federal and state laws, rules and

                                     A-1-3
regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall be under no obligation to register any of the Shares covered by this Option with the Securities and Exchange Commission.

  15. Headings. The section headings are contained herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

  17. Complete Agreement. This Agreement comprises the entire understanding between the parties and may not be modified or terminated orally.

  This Agreement has been executed as of the day and year first set forth above.

                                          CHART HOUSE ENTERPRISES, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Its: ________________________________


                                          OPTIONEE:

                                          By: _________________________________
                                              F. Philip Handy

                                     A-1-4

                                    ANNEX II

                             STOCK OPTION AGREEMENT
                   BETWEEN CHART HOUSE ENTERPRISES, INC. AND
                               THOMAS J. WALTERS

                         CHART HOUSE ENTERPRISES, INC.

                            STOCK OPTION AGREEMENT

  AGREEMENT dated as of March 4, 1998 by and between Chart House Enterprises, Inc., a Delaware corporation (the "Company") and Thomas J. Walters (the "Optionee").

                             W I T N E S S E T H:
                             --------------------

  1. Grant of Option. The Company hereby grants to the Optionee, contingent upon shareholder approval, the right and option to purchase from the Company all or any part of an aggregate of 160,000 shares (the "Shares") of the Company's common stock ("Common Stock") at the purchase price of $7.00 per share, on the terms and conditions set forth herein (the "Option"). The Option is granted pursuant to resolutions adopted at a meeting of the Performance Compensation Committee (the "Committee") of the Board of Directors of the Company on March 4, 1998 contingent upon shareholder approval and is granted separate and apart from the Company's 1996 Stock Option Plan or any other stock option plan. The Option is not intended to be and will not be treated as, an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The number of Shares with respect to which this Option is exercisable, and the purchase price with respect to each Share to be acquired pursuant to the exercise of the Option, each are subject to adjustment under certain circumstances, as more fully set forth in the Plan and in Section 7 hereof entitled "Adjustments." The term "Common Stock" as used herein shall include any other class of stock or other securities resulting from such adjustment. This Agreement shall be null and void and shall terminate if shareholder approval of the grant of the Option is not obtained at the next shareholders' meeting.

  2. Duration of Option. The Option herein granted, to the extent not earlier exercised, will expire at 11:59 p.m. on March 4, 2008, being ten (10) years from the date of grant, except that the term of this Option is subject to earlier termination pursuant to Section 3 of this Agreement, and shall automatically expire if shareholder approval of the grant of this Option is not obtained at the next shareholders' meeting.

  3. Exercise of Option; Vesting Schedule.

  (a) The Vested Portion (as hereinafter defined) of the Option may be exercised to the extent not previously exercised in whole or in part at any time, or from time to time, prior to the expiration of the Option.

  (b) The "Vested Portion" of the Option means the percentage (set forth in the table below) of the total number of Shares specified in Section 1 above, for which the Option is exercisable. The Vested Portion shall be the greater of the amounts determined by the following vesting schedules:

                            (i) VESTING SCHEDULE 1:

                                                           VESTED
           PERIOD ENDING ON DATE                           PORTION
           ---------------------                           -------
         (aa) One Year After
           Date of Grant..................................    25%
         (bb) Two Years After
           Date of Grant..................................    50%
         (cc) Three Years After
           Date of Grant..................................    75%
         (dd) Four Years After
           Date of Grant..................................   100%

                                     A-2-1

                           (ii) VESTING SCHEDULE 2:

                                                                   VESTED
                                 PERIOD                            PORTION
                                 ------                            -------
       (aa) The closing price of the Company's Common Stock, as
          reported on the principal exchange on which the Common
          Stock is traded, is maintained above $10.00 per share
          for 20 or more consecutive trading days................. 33 1/3%
       (bb) The closing price of the Company's Common Stock, as
          reported on the principal exchange on which the Common
          Stock is traded, is maintained above $15.00 per share
          for 20 or more consecutive trading days................. 66 2/3%
       (cc) The closing price of the Company's Common Stock, as
          reported on the principal exchange on which the Common
          Stock is traded, is maintained above $20.00 per share
          for 20 or more consecutive trading days.................    100%

  (c) This Option shall terminate prior to the expiration of its term upon the Optionee's Termination of Employment (as defined below) and in the event of Termination of Employment of Optionee, the Optionee may exercise this Option to the extent of the Vested Portion of the Option as of the date of Termination of Employment as follows:

    (1) In the case of Termination of Employment due to permanent and total disability within the meaning of Section 22(e)(3) of the Code, or death, the earlier of the scheduled expiration date set forth in Section 2 above or one (1) year following such Termination of Employment;

    (2) In the case of Termination of Employment due to retirement, the earlier of the scheduled expiration date set forth in Section 2 above or ninety (90) days from the date of such Termination of Employment;

    (3) In the case of Termination of Employment for any reason other than retirement, permanent and total disability, death or resulting from a discharge for good cause (as determined by the Committee in its sole discretion), the earlier of the scheduled expiration date set forth in
  Section 2 above or ninety (90) days following such Termination of Employment;

    (4) In the case of Termination of Employment resulting from a discharge for good cause (as determined by the Committee in its sole discretion), the date of such Termination of Employment.

  "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any subsidiary corporation ("Subsidiary") is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) a termination where there is a simultaneous reemployment, continuing employment of Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and
(iii) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Optionee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment. Notwithstanding any other provision of this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate Optionee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  (d) If, during the term of this Option, in the event of a "Change in Control" of the Company (as defined below) or in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, this Option shall be exercisable as to all the Shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3(b); provided, however, that this acceleration of exercisability shall not take place if: this Option becomes unexercisable under Section 3(c) prior to the effective date of such event.

                                     A-2-2

  "Change of Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Exchange
Act) or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any Company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

  Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company pursuant to subsection (ii) above is approved by the affirmative vote of not less than two thirds of the members of the Board, who are members of the Board immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Agreement.

  4. Option Exercise Procedure. The Option granted hereunder may be exercised in whole or in part, and may be exercised in part from time to time, all subject to the limitations on exercise set forth in the preceding section. Exercise shall be accomplished by compliance with all applicable rules established by the Committee and by delivery to the Company of a timely written notice of election to exercise in the form attached hereto as Exhibit "1," which shall be irrevocable upon delivery to the principal office of the Company, and addressed to the attention of the Committee or to the Secretary of the Company, accompanied by payment of the purchase price for the Shares with respect to which the Option is exercised. The minimum number of Shares with respect to which this Option may be exercised at any one time is fifty
(50), except with respect to the final exercise of this Option this minimum shall not apply. In no event may this Option be exercised for any number of Shares that would require the issuance of anything other than whole Shares.

  5. Payment of Option Price. At the time of exercise, the purchase price of the Shares as to which the Option is exercised shall be tendered in full to the Company. The purchase price of the Shares shall be paid:

    (a) In cash (including by check) for the Shares with respect to which the Option or portion thereof is exercised; or

    (b) With the consent of the Committee, through the delivery of shares of Common Stock owned by Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

    (c) With the consent of the Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of exercise of the Option equal to the aggregate exercise price of the Option or exercised portion thereof; or

    (d) With the consent of the Committee, through the delivery of a full recourse promissory note bearing interest (at no less than the rate as shall then preclude the imputation of interest under the Code) and payable upon those terms as may be prescribed by the Committee. The Committee may also prescribe the form of the note and the security to be given for the note. The Option may not be exercised, however, by delivery

                                     A-2-3
  of a promissory note or by a loan from the Company when or where the loan or other extension of credit is prohibited by law; or

    (e) With the consent of the Committee any combination of the consideration provided in the foregoing subparagraphs (a), (b), (c) and
  (d).

  6. Investment Representations. Optionee hereby represents, warrants and covenants that none of the Shares purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. Upon exercise of the Option, the Optionee shall be deemed to have reaffirmed, as of the date of exercise, the representations made herein. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representations and agreements of Optionee and to effect compliance with applicable federal and state securities laws and regulations.

  7. Acknowledgments by Optionee. The Optionee acknowledges that:

    (a) The issuance of Shares pursuant to the exercise of the Option, and any resale of the Shares, may only be effected in compliance with applicable state and federal laws and regulations;

    (b) The Optionee is not entitled to any rights as a stockholder with respect to any Shares issuable hereunder until the Optionee becomes a stockholder of record;

    (c) Upon termination of employment of the Optionee, including death or permanent and total disability, this Option terminates, subject to exercise under certain circumstances within a limited period of time, as provided in
  Section 3 above; and

    (d) The Shares subject hereto may be adjusted in the event of certain changes in the capital structure of the Company, as provided in Section 8 below.

  8. Adjustments. In the event that each of the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for cash or a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, then for each share of Common Stock of the Company subject to the Plan (whether or not such shares are at the time subject to outstanding Options) there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed or exchanged to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in the outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per Share. If any of the events enumerated in the first sentence of this Paragraph occur, the target prices of the Common Stock set forth in Vesting Schedule 2 under Paragraph 3(b) hereof will be adjusted to new prices which are equivalent to those set forth on Vesting Schedule 2 as of the date hereof.

  9. Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and non-assessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges, if any, on which that class of stock is then listed; (b) the completion of any registration or other qualification of the Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and (e) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

                                     A-2-4

  10. Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable by the Optionee only. This Option shall not be pledged or hypothecated in any way and shall not be subject to execution, attachment, or similar process, without the express written consent of the Committee.

  11. Rights of Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option prior to the date of issuance to him of a certificate or certificates for those Shares.

  12. Consideration to Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as an employee to the Company, a parent corporation or a subsidiary corporation for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement shall confer upon the Optionee any right to continue as an employee to the Company, any parent corporation or any subsidiary corporation, or shall interfere with or restrict in any way the rights of the Company, its parent corporations and its Subsidiary Corporations, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

  13. Compliance with Law and Regulations. This Option and the obligation of the Company to sell and deliver shares shall be subject to applicable federal and state laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

  14. Tax Withholding. The Company shall be entitled to require payment in cash of any sums required by federal, state or local tax law to be withheld with respect to the exercise of the Option.

  15. Headings. The section headings are contained herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

  17. Notices. Any notice hereunder to the Company shall be addressed to Chart House Enterprises, Inc., 115 South Acacia Avenue, Solana Beach, California 92075, Attention: Secretary. Any notice hereunder to the Optionee shall be addressed to him at the address set forth below, subject to the right of either party to designate at any time hereafter in writing a different address.

  18. Complete Agreement. This Agreement comprises the entire understanding between the parties and may not be modified or terminated orally.

  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee, in acceptance of the above-mentioned Option, subject to the terms of the Plan and this Agreement, has executed this Agreement, all as of the day and year first above written.

CHART HOUSE ENTERPRISES, INC.                ________________________, Optionee

By: _______________________________________  Address of Optionee:

Title: ____________________________________


                                     A-2-5

                                   ANNEX III

                         CHART HOUSE ENTERPRISES, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                         CHART HOUSE ENTERPRISES, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

  1. Purpose of the Plan. The Plan is intended as an incentive and to encourage stock ownership by all eligible employees of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), and the Company's Subsidiaries, so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  2. Definitions.

  2.1 "Base Pay" means regular base compensation or straight time earnings.

  2.2 "Common Stock" means the Company's Common Stock, $.01 par value.

  2.3 "Fair Market Value" means the closing price for the Common Stock on a national stock exchange or, if the stock is not traded on an exchange, the last sale price for the Common Stock as reported on the NASDAQ National Market.

  2.4 "Investment Account" shall mean the separate account for each participating employee reflecting the number of shares of Common Stock purchased under the terms of the Plan that have not been withdrawn by the employee.

  2.5 "Offering Date" means the commencement date of the offering if such date is a regular business day or the first business day following such commencement date. A different date may be set by resolution of the Board of Directors of the Company (the "Board").

  2.6 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2.7 "Payroll Deduction Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's Payroll Deduction Account shall remain the property of the respective employee at all times during each offering.

  2.8 "Plan Year" means the calendar year.

  2.9 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3. Employees Eligible to Participate. All employees of the Company and its Subsidiaries that, from time to time, adopt the Plan with the approval of the Plan Administrator shall be eligible to participate in the Plan with respect to each offering, provided each of such employees:

    (a) is customarily employed, as of the applicable Offering Date, for more than 20 hours per week;

    (b) has been employed, as of the applicable Offering Date, for at least 6 months;

    (c) is employed on the applicable Offering Date and has a timely completed Enrollment Agreement in effect for that offering; and

                                     A-3-1

    (d) does not own, immediately after the right to purchase Shares under the Plan is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

  4. Offerings. The first offering under this Plan shall commence on January 1, 1999 or on such later date as may be specified by the Company, and terminate on June 30, 1999. Thereafter, offerings shall commence on July 1 and terminate on the following December 31 and commence on January 1 and terminate on the following June 30 until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

  5. Price. The purchase price per share shall be the average Fair Market Value of the Common Stock during the offering, determined by averaging the Fair Market Value of the Common Stock on each business day of the offering, provided that the purchase price shall not be less than the lesser of (1) 85% of the Fair Market Value of the Common Stock on the Offering Date; and (2) 85% of the Fair Market Value of the Common Stock on the last business day of the offering.

  6. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

  7. Changes in Capital Structure.

  7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number or kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

  7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, then immediately prior to such reorganization, merger, consolidation or recapitalization, the offering shall end, and the payroll deductions credited to each participant's Payroll Deduction Account under the Plan shall be applied to purchase shares of Common Stock pursuant to Section 11.

  8. Participation. Except as provided in Paragraph 13.1, an eligible employee may become a participant by completing, signing and filing an enrollment agreement ("Enrollment Agreement") and any other necessary papers with the Company at least ten days prior to the commencement of the initial, or any subsequent, offering in which he or she wishes to participate. Any timely filed Enrollment Agreement shall be effective for all subsequent offerings unless earlier terminated by the employee as provided in Section 14, or as otherwise provided in Paragraph 13.1. Except to the extent provided in the foregoing sentence, participation in one offering under the Plan shall neither limit, or require, participation in any other offering.

  9. Payroll Deductions.

  9.1 At the time a participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her pay at such regular intervals as may be determined by the Committee during the time he or she is a participant in an offering at not less than $10 or more than the dollar amount or percentage of his or her Base Pay during the offering period that is designated by the participant, subject to the limitations under Section 10.

                                     A-3-2

  9.2 All payroll deductions made for a participant shall be credited to his or her Payroll Deduction Account under the Plan. A participant may not make any separate cash payment into such Payroll Deduction Account nor may payment for shares be made other than by payroll deduction.

  9.3 A participant may discontinue his or her payroll deductions or participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, except as provided in
Section 14, a participant may not alter the rate of his or her payroll deductions for that offering.

  10. Granting of Option.

  10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her Payroll Deduction Account during his or her participation in that offering; provided that the maximum number of shares that a participant may purchase under an offering shall be 5,000.

  10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company and, if applicable, a Subsidiary and, if applicable, a Parent to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

  10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares than available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

  11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock (subject to the limitations under Section 10) reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the purchase price. All such shares purchased shall be credited to the participant's Investment Account. The Company, or its designated agent, shall hold in its name or in the name of its nominee all certificates for shares purchased until shares are withdrawn by the Participant under Section 13.

  12. Employee's Rights as a Stockholder.

  12.1 No participating employee shall have any right as a stockholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

  12.2 All cash dividends paid with respect to shares of Common Stock in a participant's Investment Account shall, unless otherwise directed by the Committee, be used to purchase additional shares of Common Stock on the next date shares are purchased pursuant to Section 11, subject to the limitations in Section 10. Such shares shall be added to the participant's Investment Account.

  12.3 Each participant shall be entitled to direct the Company, or its designated agent, as to the voting of any shares of Common Stock held in the participant's Investment Account.

                                     A-3-3

  13. Withdrawal from Investment Account.

  13.1 A participant shall have the right to request, not more than once per calendar quarter, that a certificate be issued for all or a portion of the Common Stock credited to his or her Investment Account by giving notice to the Company; provided that if any of the Common Stock with respect to which a certificate has been requested has been credited to the participant's Investment Account for less than one year, the participant shall not be permitted to participate in the offering that commences immediately after such certificate is issued.

  13.2 Each certificate withdrawn by a participant may be registered only in the name of the participant, or if the participant so directs, in the names of the participant and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

  14. Withdrawal from Payroll Deduction Account.

  14.1 An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each offering by delivering a withdrawal notice ("Withdrawal Notice") to the Company, in which event the Company will refund the entire balance of his or her Payroll Deduction Account as soon as practicable thereafter.

  14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next offering following his or her withdrawal.

  14.3 An employee may elect to discontinue his or her payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering by delivering an election to discontinue deductions to the Company, and such election shall not constitute a withdrawal for the purposes of this Section 14. In the event that an employee elects to discontinue his or her payroll deductions pursuant to this Paragraph 14.3, the employee shall remain a participant in such offering and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth and in accordance with Section 11 of the Plan.

  15. Carryover of Payroll Deduction Account. To the extent that, immediately after shares of Common Stock have been purchased on the last day of the Offering, the balance of a participant's Payroll Deduction Account consists of an amount equal to less than the fair market value of one share of Common Stock, the Company shall carryover the balance of the participant's Payroll Deduction Account to the next offering unless the participant does not participate in the next offering, in which event the balance of the participant's Payroll Deduction Account shall be refunded to the participant. If the balance of the participant's Payroll Deduction Account, determined immediately after shares of Common Stock have been purchased on the last day of the Offering, consists of an amount equal to or in excess of the fair market value of one share of Common Stock, the Company shall refund to the participant the balance of the participant's Payroll Deduction Account. In addition, upon termination of the Plan, the balance of each participant's Payroll Deduction Account shall be returned to the participant.

  16. Interest. No interest will be paid or allowed on any money in the Payroll Deduction Accounts of participating employees.

  17. Rights Not Transferable. No participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Payroll Deduction Account, Common Stock credited to his or her Investment account, or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Sections 13 or 14, whichever is applicable.

                                     A-3-4

  18. Termination of Employee's Rights. An employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, layoff, or discharge. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used will be refunded.

  If an employee's employment shall be terminated (a) within 90 days of the last day of the current offering by reason of retirement or disability or (b) at any time during the current offering by reason of death, he or she (or his or her designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall have the right prior to the end of the current offering to elect to have the balance of his or her Payroll Deduction Account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock. If an employee's employment shall be terminated more than 90 days from the last day of the current offering by reason of retirement or disability, the balance of the employee's Payroll Deduction Account shall be paid to him or her in cash.

  19. Administration of the Plan. The Plan Administrator shall be a committee consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of the Board (the "Committee"). To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each member of the Committee shall qualify as a "non-employee director" as defined in Rule 16b-3 or any successor definition adopted by the Securities and Exchange Commission.

  Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) designate from time to time the Subsidiaries who may adopt the Plan so that its employees will be eligible to participate in the Plan;
(b) construe and interpret this Plan; (c) define the terms used in this Plan;
(d) prescribe, amend and rescind rules and regulations relating to this Plan;
(e) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (f) determine all other terms and conditions of options; and (g) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries. The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Section; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects officers of the Company or its Subsidiaries and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan.

  20. Termination and Amendments to Plan. The Plan may be terminated at any time by the Board. The Plan will terminate in any case on the date on which all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased. Upon termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

  The Board also reserves the right to amend the Plan from time to time in any respects, provided, however, that no amendment shall be effective without prior approval of the stockholders (a) which would, except as provided in
Section 6 and 7, increase the aggregate number of shares of Common Stock to be issued under the Plan, (b) which would, except as provided in Section 3, change the class of employees eligible to receive options under the Plan or
(c) if such amendment requires stockholder approval for any other reason in order for the Plan to be eligible or continue to qualify for the benefits conferred by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements.

  21. Effective Date. The effective date of the Plan is March 18, 1998.


                                     A-3-5

                                  DETACH HERE

PROXY

                         CHART HOUSE ENTERPRISES, INC.

                            115 South Acacia Avenue

                        Solana Beach, California 92075

                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 1998


          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints F. Philip Handy and James C. Wendler, or either of them, as proxies, each with the power to appoint his substitute, to vote all the shares of common stock of Chart House Enterprises, Inc. held of record by the undersigned on March 12, 1998, at the Annual Meeting of Stockholders to be held on May 6, 1998, or any adjournment thereof, as indicated on the reverse hereof on the proposals described in the proxy statement for the meeting, and as those proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE.

                      PLEASE SIGN ON THE REVERSE SIDE AND
                    MAIL PROMPTLY IN THE ENCLOSED ENVELOPE

                                                              [SEE REVERSE SIDE]

[LOGO OF CHART HOUSE RESTAURANTS]                            THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Dear Stockholder:

    We cordially invite you to attend the Annual Meeting of Stockholders of Chart House Enterprises, Inc. (the "Company") to be held at 1:00 p.m. local time on Wednesday, May 6, 1998 at One Franklin Street, 3rd Floor, Chicago, Illinois 60606.

    Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.


                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

(The Board of
Directors recommends a vote
"FOR" Items 1, 2, 3, 4 and 5)

1. APPROVAL OF                         2. ELECTION OF DIRECTORS:
   Amendment of Certificate of            (PLEASE VOTE UNDER SECTIONS 2a and
   Incorporation                                                         ---
                                          2b BELOW.)
       FOR    AGAINST    ABSTAIN
       [_]      [_]        [_]            a.  If Proposal 1 is approved, the
                                              Nominees are:  Barbara R. Allen,
                                              Linda W. Bynoe, William M.
3. APPROVAL OF STOCK OPTION                   Diefenderfer III, F. Philip Handy,
   GRANT TO NON-EMPLOYEE DIRECTOR             Stephen Ottman, Thomas J. Walters
                                              and Samuel Zell
       FOR    AGAINST    ABSTAIN
       [_]      [_]        [_]                      FOR       WITHHELD
                                                    ALL       FROM ALL
                                                 NOMINEES     NOMINEES
                                                    [_]         [_]
4. APPROVAL OF STOCK OPTION GRANT TO
   THOMAS J. WALTERS                          [_]
                                                 ------------------------------
       FOR    AGAINST    ABSTAIN              For all nominees, except vote
       [_]      [_]        [_]                withheld from the above nominee(s)

                                          b.  If Proposal 1 is not approved, the
                                              Nominees are William M.
5. APPROVAL OF EMPLOYEE STOCK                 Diefenderfer III and Thomas J.
   PURCHASE PLAN                              Walters

       FOR    AGAINST    ABSTAIN                    FOR       WITHHELD
       [_]      [_]        [_]                      ALL       FROM ALL
                                                 NOMINEES     NOMINEES
                                                    [_]         [_]


                                              [_]
                                                 -----------------------------
                                              For all nominees, except vote
                                              withheld from the above nominee

                                                  MARK HERE FOR
                                                 ADDRESS CHANGE   [_]
                                                AND NOTE AT LEFT

                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian
                                       please give full title as such.


Signature:                 Date:              Signature:             Date: